Exhibit 23.1

CONSENT OF INDEPENDENT
CERTIFIED PUBLIC ACCOUNTANT

        We consent to the inclusion in this Registration Statement on Form SB-2 of our report dated April 13, 2005, and to the reference to our Firm under the caption “Experts” in the Prospectus.

KAUFMAN, ROSSIN & CO. BY: /s/ KAUFMAN, ROSSIN & CO. —————————————— KAUFMAN, ROSSIN & CO. Miami, Florida May 6, 2005